UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2006

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	65-1269024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.03, 2.04 and 5.02 is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2006, the merger of Earle M. Jorgensen Company, a Delaware corporation (“EMJ”), with and into RSAC Acquisition Corp., a Delaware corporation (“RSAC”) was completed (the “Merger”). RSAC is a newly-formed wholly-owned subsidiary of Reliance Steel & Aluminum Co., a California corporation (“Reliance”). The terms of the Merger are described in the proxy statement/prospectus contained in Reliance’s registration statement on Form S-4, as amended (File No. 333-131615), filed with the Securities and Exchange Commission and declared effective on March 1, 2006. As a result of the Merger, each outstanding share of EMJ’s common stock is entitled to receive merger consideration consisting of $6.50 in cash and 0.0892 of a share of Reliance common stock. The transaction was valued at approximately $984 million, including the assumption of EMJ’s net debt. Simultaneously with the completion of the Merger, RSAC changed its name to “Earle M. Jorgensen Company” (as so amended, the “Company”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) EMJ and The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York) (the “Trustee”) are parties to an Indenture (the “Indenture”), dated as of May 22, 2002, providing for the issuance by EMJ of its 9  3/4% Senior Secured Notes due June 1, 2012 (the “Notes”). Pursuant to the Indenture, EMJ issued $250,000,000 aggregate principal amount of the Notes, all of which are currently outstanding. As a result of the Merger and pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated April 3, 2006, by and among EMJ, RSAC and the Trustee, the Company assumed all of the obligations of EMJ under the Indenture, the Notes, the Security Documents (as defined in the Indenture), the Registration Rights Agreement (as defined in the Indenture) and the Intercreditor Agreement (the “Intercreditor Agreement”), dated May 22, 2002, between the Trustee and Deutsche Bank Trust Company Americas (“DBTCA”). The Notes are secured by a first priority lien (subject to permitted liens) on substantially all of the Company’s current and future acquired unencumbered real property and the Indenture limits the Company’s ability to pay dividends. The foregoing description of the First Supplemental Indenture is qualified in its entirety by the complete terms and conditions of the First Supplemental Indenture, which is incorporated by reference into this current report as Exhibit 4.1.

(b) Concurrently with the consummation of the Merger, the Company entered into a Credit Agreement (the “Credit Agreement”), effective as of April 3, 2006, with Reliance and RSAC Management Corp., a California corporation (“Management” and, together with Reliance, “Lenders”). The Credit Agreement allows for maximum borrowings of up to the lesser of (i) $80 million and (ii) such amount as may be permitted from time to time under Lenders’ credit agreement. Borrowings under the Credit Agreement bear interest at a rate equal to Lenders’ average cost of funds for the prior calendar quarter under Lenders’ credit agreement, plus 0.5%. The Credit Agreement also provides that Lenders may arrange or otherwise provide letters of credit or guaranties of up to $20 million (as part of and not in addition to the $80 million referred to above) at a cost equal to Lenders’ cost of funds for the specific letter of credit plus 0.25% per month.

At the request of Lenders, the facilities granted pursuant to the Credit Agreement will be secured and the Company will grant a security interest in and lien upon all assets of the Company that are not identified as collateral of the Indenture. The facilities granted pursuant to the Credit Agreement are repayable on demand but in any event no later than April 3, 2008, are subject to Lenders’ periodic review and may be modified or terminated, as a whole or in part, at Lenders’ sole discretion without prior notice, at which time all outstanding amounts owing under the facilities will become immediately due and payable.

The Credit Agreement constitutes and is deemed to be a Revolver Credit Agreement (as defined in the Indenture) and Lenders and Lenders’ agent(s), if any, are bound by the terms of the Intercreditor Agreement. Pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption”), dated April 3, 2006, among DBTCA, Reliance and Management, Management succeeded to all of the rights of DBTCA and assumed all of DBTCA’s obligations under the Intercreditor Agreement.

The foregoing descriptions of the Credit Agreement and the Assignment and Assumption are qualified in their entirety by the complete terms and conditions of the Credit Agreement and the Assignment and Assumption, respectively, which are incorporated by reference into this current report as Exhibits 4.2 and 4.3, respectively.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Upon a Change of Control (as hereinafter explained), each holder of Notes has the right, at such holder’s option, to require the Company to repurchase all or any part of such holder’s Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), plus accrued and unpaid interest, if any, to the date of repurchase. The Merger constitutes a “Change of Control” under the Indenture. The Indenture requires that within ten business days after the occurrence of a Change of Control, or by April 17, 2006, the Company shall make an unconditional offer to the holders to purchase all of the Notes at the Change of Control Purchase Price (the “Change of Control Offer”). The Indenture provides that the repurchase date specified by the Company shall not be earlier than 30 days nor later than 60 days after the date the Change of Control Offer is mailed. In the event that holders of the Notes tender Notes for repurchase in response to the Change of Control Offer, the

Company will repurchase such Notes from internally generated funds and borrowings under the Credit Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above in Items 2.03 and 2.04 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Pursuant to the Agreement and Plan of Merger, dated as of January 17, 2006, among Reliance, RSAC and EMJ (the “Merger Agreement”), at the effective time of the Merger, the officers of EMJ immediately prior to the effective time of the Merger are to continue as the officers of the Company.

Effective April 3, 2006, Maurice S. Nelson, Jr., the Company’s Chief Executive Officer, resigned from his position. Mr. Nelson’s resignation was not related to any disagreement or dispute with the Company. On April 3, 2006, the Company and Mr. Nelson entered into a consulting agreement, pursuant to which Mr. Nelson agreed to provide certain consulting, transitional management, operational and marketing advice and other services to the Company. As consideration for Mr. Nelson’s consulting services, the Company has agreed to pay Mr. Nelson a consulting fee of $45,833 per month. The term of Mr. Nelson’s consulting agreement is three months, expiring on July 3, 2006. The foregoing description of Mr. Nelson’s consulting agreement is qualified in its entirety by the complete terms and conditions of Mr. Nelson’s consulting agreement, which is incorporated by reference into this current report as Exhibit 10.1.

Effective April 3, 2006, in connection with the Merger, David H. Hannah, RSAC’s President, resigned from his position as President and was appointed as a Vice President of the Company. Mr. Hannah’s resignation was not related to any disagreement or dispute with RSAC.

Effective April 3, 2006, pursuant to the Merger Agreement, R. Neil McCaffery became the Company’s President and Chief Operating Officer. Effective April 3, 2006, Mr. McCaffery was also appointed to the position of Chief Executive Officer of the Company and his annual base salary increased to $400,000. Mr. McCaffery, age 56, had been EMJ’s President and Chief Operating Officer since January 16, 2006, and EMJ’s Executive Vice President since March 2001. Before that, Mr. McCaffery was EMJ’s Vice President Western Region since March 1997 and EMJ’s Vice President Southern Region since April 1996. Prior to that, Mr. McCaffery held various sales and operational positions since joining EMJ in 1968.

Effective April 3, 2006, in connection with the Merger, Karla Lewis, RSAC’s Chief Financial Officer and Secretary, resigned from her positions as Chief Financial Officer and Secretary and was appointed as a Vice President and the Assistant Secretary of the Company. Ms. Lewis’s resignation was not related to any disagreement or dispute with RSAC.

Effective April 3, 2006, pursuant to the Merger Agreement, each of the EMJ officers became an officer of the Company having the same positions as such officer held at EMJ. William S. Johnson became Vice President, Chief Financial Officer and Secretary of the Company, Kenneth L. Henry became an Executive Vice President of the Company, James D. Hoffman became an Executive Vice President of the Company and Frank D. Travetto became a Vice President of the Company. In connection with his appointment as an Executive Vice President of the Company, effective April 3, 2006, Mr. Hoffman’s annual base salary was increased to $300,000.

(b) Effective April 3, 2006, pursuant to the Merger Agreement, the directors of EMJ prior to the Merger ceased to be the directors of the Company and the directors of RSAC prior to the effective time of the Merger became the directors of the Company. There were no disagreements or disputes between any of the directors and EMJ.

Effective as of April 3, 2006, the size of the Company’s Board of Directors was increased to five members and Mr. McCaffery and Mr. Johnson were appointed as directors of the Company. There are no arrangements or understandings between Mr. McCaffery and any other person pursuant to which he was selected as a director of the Company. There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was selected as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On April 3, 2006, RSAC’s Certificate of Incorporation and Bylaws became the Certificate of Incorporation and Bylaws of the Company and were amended in connection with the Merger to change RSAC’s name to “Earle M. Jorgensen Company.” The foregoing description is a brief summary of the provisions changed in the Certificate of Incorporation, as amended, and Bylaws, as amended, and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, which are incorporated by reference into this current report as Exhibits 3.1 and 3.2, respectively.

(b) Effective April 3, 2006, as a result of the Merger, the fiscal year of EMJ, which was March 31, was changed to the fiscal year of the Company, December 31.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Certificate of Incorporation, as amended, of Earle M. Jorgensen Company.

3.2	Bylaws, as amended, of Earle M. Jorgensen Company.

4.1	First Supplemental Indenture, dated April 3, 2006, by and among Earle M. Jorgensen Company, RSAC Acquisition Corp. and The Bank of New York Trust Company, N.A.

4.2	Assignment and Assumption Agreement, dated as of April 3, 2006, by and among Reliance Steel & Aluminum Co., RSAC Management Corp. and Deutsche Bank Trust Company Americas.

4.3	Credit Agreement, effective as of April 3, 2006, by and between Reliance Steel & Aluminum Co., RSAC Management Corp. and Earle M. Jorgensen Company.

10.1	Consulting Agreement, made as of April 3, 2006, by and between Earle M. Jorgensen Company and Maurice S. Nelson, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
William S. Johnson Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended, of Earle M. Jorgensen Company.

3.2	Bylaws, as amended, of Earle M. Jorgensen Company.

4.1	First Supplemental Indenture, dated April 3, 2006, by and among Earle M. Jorgensen Company, RSAC Acquisition Corp. and The Bank of New York Trust Company, N.A.

4.2	Assignment and Assumption Agreement, dated April 3, 2006, by and among Reliance Steel & Aluminum Co., RSAC Management Corp. and Deutsche Bank Trust Company Americas.

4.3	Credit Agreement, effective as of April 3, 2006, by and between Reliance Steel & Aluminum Co., RSAC Management Corp. and Earle M. Jorgensen Company.

10.1	Consulting Agreement, made as of April 3, 2006, by and between Earle M. Jorgensen Company and Maurice S. Nelson, Jr.